UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): September 14, 2009

Bakers Footwear Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Transfer to Nasdaq Capital Market and Nasdaq Deficiency Letters.

As described in recent periodic reports, Bakers Footwear Group, Inc. (the “Company”) has been monitoring its compliance with the continuing listing criteria of The Nasdaq Global Market (“Global Market”), including the requirement to maintain a minimum market value of its publicly held shares and a minimum bid price of $1.00. As reported in our Quarterly Report on Form 10-Q filed on September 10, 2009, subject to any periods for determining compliance and any applicable grace periods, as of September 9, 2009, the Company did not believe it met those requirements and disclosed that it intended to transfer its listing to The Nasdaq Capital Market (“Capital Market”).

On September 14, 2009 the Company’s management voluntarily submitted a transfer application to transfer the listing of the Company’s common stock from the Global Market to the Capital Market. On September 17, 2009, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) confirming that the transfer application has been approved and that on September 22, 2009, the Company’s common stock will commence trading on the Capital Market. Once the transfer occurs, the Company’s stock symbol will continue to be “BKRS.” The Capital Market is a continuous trading market that operates in the same manner as the Global Market and is part of the Nasdaq Stock Market.

The Capital Market generally contains less rigorous continuing listing standards than the Global Market, including a $1.00 minimum bid price of our common stock, a minimum market value of our publicly held shares of $1 million and, depending on the listing standard used, a $2.5 million minimum stockholders’ equity. There is no assurance that we will be able to comply with the continuing listing standards of either market. Please see “Item 1. Business-Risk Factors—There is no assurance that our common stock will continue to be listed on the Nasdaq Stock Market” in our most recent Annual Report on Form 10-K.

Pending the transfer, the continuing listing standards of the Global Market continue to apply. As a result, on September 15, 2009 the Company received staff deficiency letters from Nasdaq informing the Company that it did not meet two continuing listing requirements of the Global Market because in the previous 30 consecutive trading days (i) the Company’s common stock had not maintained a minimum market value of publicly held shares of $15,000,000 as required for continued inclusion by Marketplace Rules 5450(b)(2)(C) or 5450(b)(3)(C), and (ii) the closing bid price of the Company’s common stock has been below $1.00 as required for continued listing by Marketplace Rule 5450(a)(1). The Nasdaq letters have no immediate effect on the listing of the Company’s common stock. The September 17, 2009 acceptance letter also noted that the Company does not currently meet the minimum bid price of $1.00 under Marketplace Rule 5550(a)(2), as will be required immediately upon transfer to the Capital Market.

The $1.00 bid price requirement applies to both the Global Market and the Capital Market. Under Marketplace Rule 5810(c)(3)(A), the Company will have 180 calendar days, or until March 15, 2010, to regain compliance with the $1.00 minimum bid price standard. Compliance will be regained if the bid price of the Company’s common stock closes at $1.00 or more for a minimum of ten consecutive trading days during this period. If compliance with this rule cannot be demonstrated by March 15, 2010, the Nasdaq staff will provide written notification that the Company’s securities are subject to delisting. At that time, the Company may appeal the staff’s determination to a Nasdaq Listing Qualifications Panel. Prior to March 15, 2010, if the Company meets the initial listing criteria of the Capital Market, it may be eligible to receive an additional 180 days, or until September 13, 2010, to regain compliance.

On September 22, 2009, once the transfer is complete, the Company will no longer be out of compliance with the minimum market value of publicly held shares requirement.

As described above, the Company will transfer its listing from the Global Market to the Capital Market and monitor the bid price and market value of its common stock and its ability to comply with the rules and will consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the standards above within the applicable grace periods.

            On September 18, 2009, the Company issued a press release announcing the transfer to the Capital Market and the receipt of the staff deficiency letters from Nasdaq. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of this press release contained herein is qualified in its entirety by the full text of such exhibit.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934). The Company has no duty to update such statements. Actual future events and circumstances could differ materially from those set forth in this Current Report, including Exhibit 99.1, due to various factors.

Factors that could cause these conditions not to be satisfied include inability to satisfy debt covenants, material declines in sales trends and liquidity, inability to satisfy listing requirements, material changes in capital market conditions or in the Company’s business, prospects, results of operations or financial condition and other risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those discussed in “Item 1. Business — Recent Developments” in the Form 10-K, and in each report under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in each report Note 2 to the Company’s financial statements, and in the Company’s other filings with the Securities and Exchange Commission.

Item 7.01.   Regulation FD Disclosure.

The information set forth under Item 2.02 is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: September 18, 2009	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated September 18, 2009 relating to the transfer to The Nasdaq Capital Market and the receipt of staff deficiency letters from The Nasdaq Stock Market.